Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez	Blake Davis
Executive Vice President-Corporate	President, GEO Secure Services, The GEO
Relations, The GEO Group, Inc.	Group, Inc.

George C. Zoley	Ann M. Schlarb
Chairman, Chief Executive Officer &	Senior Vice President & President-GEO
Founder, The GEO Group, Inc.	Care, The GEO Group, Inc.

Brian R. Evans
Chief Financial Officer & Senior Vice
President, The GEO Group, Inc.

OTHER PARTICIPANTS

Joe Gomes	Jordan M. Sherman
Analyst, Noble Capital Markets, Inc.	Portfolio Manager, Ranger Global Real
Estate Advisors LLC

Mitra Ramgopal
Analyst, Sidoti & Co. LLC	Harvey Poppel
Owner, Poptech LP
Nicholas Jarmoszuk
Analyst, Stifel, Nicolaus & Co., Inc.	Michael Daniel Levitin
Analyst, MidOcean Credit Fund
Management LP

Management Discussion Section

Operator

Good day, everyone, and welcome to The GEO Group’s Second Quarter 2020 Earnings Conference Call. All participants will be in a listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please also note today’s event is being recorded.

At this time, I’d like to turn the conference call over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good afternoon, everyone, and thank you for joining us for today’s discussion of The GEO Group’s second quarter 2020 earnings results. With us today are George Zoley, Chairman, Chief Executive Officer and Founder; Brian Evans, Chief Financial Officer; Ann Schlarb, President of GEO Care; and Blake Davis, President of GEO Secure Services.

This afternoon, we will discuss our second quarter results and outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com. Today, we will discuss non-GAAP basis information, a reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning. Additionally, much of the information we will discuss today, including the answers we gave in response to your questions may include forward-looking statements, regarding our belief and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors which are contained in our Securities and Exchange Commission filings, including the Forms 10-K, 10-Q, and 8-K reports.

With that, please allow me to turn this call over to our Chairman and CEO, George Zoley. George?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you, Pablo, and good afternoon to everyone. This morning, we reported our second quarter results, updated our guidance for the full year, and issued guidance for the third and fourth quarters. We have also provided updated guidance regarding our dividend policy and our efforts to pay down debt and delever. During the second quarter, we experienced some favorable cost trends that resulted in better-than-expected financial performance. While we are encouraged by these favorable trends during the second quarter, our company continues to face challenges associated with the unprecedented COVID-19 pandemic.

Our employees live in communities that have been impacted by the pandemic and most of our facilities have experienced some cases of COVID-19 in both our staff and individuals entrusted to our care. Despite these ongoing challenges, our frontline employees have shown incredible commitment and resilience that have helped our company manage through these difficult times. From the outset of this global pandemic, our staff has implemented steps to mitigate the risks of COVID-19 to all those in our care, and our employees and our staff continues to evaluate and refine these steps as appropriate and necessary.

Working with our government partners, we have implemented the guidance issued by the CDC at all of our facilities. And early on in the pandemic, we deployed face masks for all employees, inmates, and detainees at our residential facilities, procured additional personal protective equipment, and suspended nonessential visitation. We’ve also been focused on ramping up testing. And, today, we have conducted widespread saturation COVID-19 testing at an increasing number of our Secure Services facilities.

Ensuring the health and safety of all of those in our facilities and our employees has always been and remains our number one priority. We believe that the steps we have taken across our facilities and our focus on personal protective equipment and testing have allowed GEO to mitigate the risks associated with COVID-19. While our operations as an essential government service provider have continued uninterrupted, the spread of COVID-19 has had a negative impact across several segments of our company.

We have experienced a decline in overall occupancy levels at our federal facilities for ICE, US Marshals Service, and the Bureau of Prisons. Lower occupancy has been driven by a decline in crossings and apprehensions along the Southwest border, as well as an overall decrease in court and sentencing activity at the federal level. ICE has also reduced operational capacity to less than 75% at all ICE Processing Centers to promote social distancing practices.

As we noted last quarter, most of our GEO Secure Services contracts contain fixed price or minimum guarantee payment provisions intended to ensure adequate staffing levels and consistent service delivery. Our current expectation is that our ICE and US Marshals’ facilities will continue to operate at lower occupancy levels for the balance of the year.

The Federal Bureau of Prisons has also experienced a decline in overall population in part as a result of the COVID-19 pandemic. Due to this decline in populations, the bureau has decided to not rebid the contract for our D. Ray James facility in Georgia which is set to expire at the end of September 30. Our updated guidance for the year now reflects the expiration of this contract on September 30. We expect to market the D. Ray James facility to other governmental agencies and believe it offers an attractive cost-effective solution for government agencies to deal with the continued challenges of managing prison populations.

Our GEO Care segment has also experienced lower occupancy levels as a result of COVID-19 in our reentry centers, day reporting programs, youth services facilities, which we expect to continue for the remainder of the year. Despite the significant challenges associated with this global pandemic, we believe that our business, earnings and cash flows remain strong. We believe that our business is underpinned by long-term real estate assets that are supported by high-quality contracts for the provision of essential government services.

We do recognize, however, that the current political rhetoric and mischaracterization of our role as a government services provider has had a negative impact on our valuation and has created concerns regarding our future access to capital. While we don’t have any upcoming debt maturities until 2022, we recognize the importance of capital preservation and debt repayment given the current environment.

To this end, our board of directors and our management team have determined that it would be in the best interest of our company and shareholders to reduce our quarterly dividend payments and apply our excess cash flows to pay down debt.

Beginning with our anticipated October dividend payment, we expect to pay a quarterly dividend of $0.34 per share or a $1.36 per share annualized, solely within the discretion of our board and based on various factors.

With this new dividend target, we anticipate being able to apply $100 million this year, and thereafter an average of $50 million to $100 million in excess cash flow annually towards debt repayment.

Our new dividend payment level will also allow GEO to remain structured as a REIT and will give us sufficient flexibility to sustain our dividend should our cost of debt increase in the future. We believe that remaining a publicly traded REIT will allow us to balance providing value to our shareholders, while also focusing on repaying our debt.

During the third and the fourth quarter, we will undertake our annual budgeting process and expect to identify cost savings opportunities at the corporate and facility levels. Additionally, we expect to identify company-owned facilities that can be sold to government agencies or to third-party individuals.

At this time, I’ll turn the call over to Brian Evans to review our results outlook and liquidity positions. Brian?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good afternoon, everyone. Today, we reported second quarter revenues of approximately $588 million and net income attributable to GEO of $0.31 per diluted share. Our second quarter results reflect a $1.3 million loss on real estate assets pre-tax, $600,000 in startup expenses before tax, $2.3 million in close-out expenses pre-tax, $3.9 million in COVID-19-related expenses before tax associated with personal protective equipment, diagnostic tests and medical expenses, and $1.6 million in the tax effect of these adjustments. Excluding these items, we reported second quarter adjusted net income of $0.36 per diluted share. We also reported second quarter AFFO of $0.66 per diluted share.

Moving to our outlook. The COVID-19 pandemic continues to have a negative impact on several segments of our company. The pandemic has resulted in lower occupancy levels in several of our facilities and programs beginning in late March and continuing through the second quarter. We expect lower occupancy levels at our ICE and US Marshals facilities to continue through the end of the year, resulting in an estimated revenue decline of approximately 9% for the full year.

Additionally, the Federal Bureau of Prisons has decided to not rebid the contract for our company-owned 1,900-bed D. Ray James facility in Georgia due to the decline in federal prison population, which has been driven in part by the COVID-19 pandemic. Our updated guidance now reflects the expiration of the D. Ray James contract on

September 30, which generated annualized revenues of approximately $60 million. At the state level, several of our government partners are expecting budget shortfalls resulting from an economic slowdown due to the pandemic. We have successfully engaged with several of our state government partners to find ways to achieve cost savings within our contracts by adjusting our scope of services and at this time we don’t expect any additional impact to our guidance from these efforts.

Our GEO Reentry segment also continues to experience lower occupancy levels, which began in March of this year in our residential centers and day-reporting programs. Our guidance continues to assume lower occupancy levels for our GEO Reentry facilities and programs through the end of the year, resulting in an estimated revenue decline of approximately 10% for the full year.

Our Youth Services segment has also been impacted by declining occupancy levels and the expected closure of the Hector Garza facility in Texas at the end of September as a result of the COVID-19 pandemic.

We have also increased our spending on personal protective equipment, diagnostic testing, medical expenses, noncontract – non-contact infrared thermometers, and increased sanitation as a result of COVID-19, and expect to incur several million dollars in non-recurring costs during the second half of 2020. Our updated guidance continues to assume no contribution from our Central Valley Desert View and Golden State facilities in California, even though we remain hopeful to be able to activate these facilities at ICE processing center annexes beginning as early as late third quarter or early fourth quarter of this year.

Despite these challenges we believe that our revenues and cash flows remain strong. We expect full year net income attributable to GEO to be in a range of $0.95 to $0.99 per diluted share. We expect full year adjusted net income to be in a range of $1.07 to $1.11 per diluted share. We expect full year AFFO to be in a range of $2.29 to $2.33 per diluted share.

For the third quarter, we expect net income attributable to GEO to be in a range of $0.25 to $0.27 per diluted share and adjusted net income to be in a range of $0.28 to $0.30 per diluted share. We expect third quarter AFFO to be between $0.58 and $0.60 per diluted share. For the fourth quarter, we expect net income attributable to GEO to be in a range of $0.18 to $0.20 per diluted share and adjusted net income to be in a range of $0.19 to $0.21 per diluted share. We expect fourth quarter AFFO to be between $0.50 and $0.52 per diluted share.

Moving to our capital structure. At the end of the second quarter, we had approximately $76 million in cash on hand, in part due to deferring approximate $45 million in payroll taxes that will be paid during 2021 and 2022. Approximately, $350 million in borrowing capacity is available under our revolving credit facility in addition to an accordion feature of $450 million under our credit facility. With respect to our capital expenditures, we expect total CapEx in 2020 to be approximately $93 million, including $20.5 million for maintenance CapEx.

We recognize that even before the COVID-19 pandemic, heightened political rhetoric based on a mischaracterization of our role as government services provider had created significant volatility in our debt and equity markets and created concerns regarding our future access to capital. Given this environment, we announced this morning steps to adjust our dividend policy. Beginning with our next anticipated dividend payment in October, we expect to declare quarterly dividend of $0.34 per share or $1.36 per share annualized solely within the discretion of our board and based on various factors. This new dividend policy will allow us to remain a publicly traded REIT, balancing, providing value to our shareholders while also preserving capital to be applied towards the repayment of debt.

During this year, we expect to repay approximately $100 million in debt. And starting in 2021, our goal would be to average between $50 million and $100 million in annual debt repayment, depending on how quickly our cash flow has recovered post-pandemic.

During the third and fourth quarter, we will undertake our annual budgeting process and expect to identify cost savings opportunities at the corporative facility levels. Additionally, we expect to identify company-owned facilities that can be sold to government agencies or to third-party individuals.

At this time, I’ll turn the call over to Blake Davis for a review of our GEO Care Services segment.

Blake Davis

President, GEO Secure Services, The GEO Group, Inc.

Thank you, Brian, and good afternoon, everyone. I’d like to provide you with an update on our GEO Secure Services business unit and specifically on the steps we have taken at our Secure Services facilities to mitigate the risks associated with COVID-19. From the start of the pandemic, we issued guidance to all of our facilities consistent with the guidance issued for correctional and detention facilities by the CDC. This guidance covered best practices including the implementation of quarantine, cohorting, medical isolation procedures for confirmed and presumptive cases of COVID-19, including the use of airborne infection isolation rooms. We have provided educational guidance to our employees and individuals in our care on the best preventative measures to avoid the spread of COVID-19.

We have increased the distribution of personal hygiene products and cleaning supplies, and we have deployed sanitation teams to sterilize high-contact areas of our facilities with cleaning equipment and sanitation products that are proven healthcare-grade disinfectants. We continue to exercise paid leave and paid-time-off policies to allow our employees to remain home if they exhibit flu-like symptoms or to care for a family member.

Early on in the pandemic, we coordinated with our government partners to distribute personal protective equipment including face masks to all of our staff, inmates, and detainees as a precautionary measure at our GEO Secure Services facilities. In addition to the COVID-19 protocols we have implemented at our facilities, we have worked with our government partners to increase testing for new intakes and widespread saturation testing for facilities that have been more heavily impacted. We have significantly increased testing at all of our facilities and have conducted widespread saturation testing at an increasing number of our Secure Services sites. Presently, we are testing a large percentage of inmates and detainees during the intake process at our facilities.

We evaluate the steps we have taken and we make adjustments to these steps as appropriate and necessary based on updated guidance by the CDC and best practices. While most of our facilities have experienced some cases of COVID-19, we believe the steps we have taken and our focus on personal protective equipment and testing has allowed us to mitigate the risk of COVID-19. Only a small percentage of the cases at our facilities have required hospitalization and a very small number tragically resulted in fatalities which has left us all with very heavy hearts. We remain incredibly grateful for our frontline employees who make daily sacrifices to report to work and provide high-quality and compassionate care to all of those in our facilities.

Before I turn the call to Ann, I would like to briefly discuss a few other operational highlights. During the second quarter, we achieved normalized operations at the government-owned 512-bed El Centro detention facility in California under our new managed-only contract with the United States Marshals Service. This new contract has a term of approximately nine years and is expected to generate approximately $29 million in annualized revenues. Additionally, we were recently awarded a new 10-year contract by ICE inclusive of renewal option periods for the continued operation of our company-owned 1,840-bed South Texas ICE Processing Center.

In Australia, we completed the previously announced transition of management of the 890-bed Arthur Gorrie Correctional Centre to the Queensland Corrective Services Agency effective June 30. Also in Australia, we continue to work on three expansion projects during the second quarter. In the state of Victoria, we are close to completing a 137-bed expansion of the Fulham Correctional Centre, bringing total capacity to 1,045 beds. Also, we are awaiting final approval for a 300-bed contract capacity expansion at the Ravenhall Correctional Centre, increasing total capacity to 1,600 beds.

In New South Wales, we have now completed a 480-bed expansion at the Junee Correctional Centre, increasing total capacity to 1,280. Thankfully, our Australian facilities have not been impacted by the COVID-19 pandemic. In addition to these expansion projects, we believe there are opportunities for us to increase our market share in Australia.

At this time, I will turn the call over to Ann for a review of GEO Care.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

Thank you, Blake, and good afternoon, everyone. I’d like to provide you with an update on the steps we’ve taken to mitigate the spread of COVID-19 across our GEO Care business unit. Consistent with the efforts undertaken by our GEO Secure Services facilities, all of our residential facilities in GEO Reentry and GEO Youth Services have issued COVID-19 guidance, consistent with the guidance issued by the CDC.

We have implemented quarantine and cohorting policies to isolate confirmed and presumptive cases of COVID-19, and we have provided educational guidance to our employees and to all individuals in our care on the best preventative measures to avoid the spread of COVID.

We have utilized sanitation teams to sterilize high contact areas of our facilities using sanitation products that are proven healthcare-grade disinfectants, and we have rapid response teams ready to deploy to assist facilities that have been more significantly impacted by COVID-19.

We have exercised paid leave and paid time-off policies to allow our employees to remain home as needed. We have implemented additional screening measures for entry into our facilities, and we have provided face masks to all staff and residents. We evaluate the steps we have taken and make adjustments to these steps as appropriate and necessary based on updated guidance by the CDC and the best practices.

The COVID-19 pandemic has had a negative impact on several of our residential reentry centers and nonresidential day reporting programs, which have experienced lower occupancy and referral levels. The pandemic has also impacted occupancy levels in our Youth Services segment and, unfortunately, the challenges associated with COVID-19 resulted in the decision to close to the Hector Garza facility in Texas during the third quarter.

Notwithstanding these challenges, our GEO Care division have remained focused on delivering high quality services to the participants in our care on behalf of our government partners. We are very proud of our frontline employees who have continued to report to work every day and have delivered rehabilitation programming to those in our care in innovative ways including through virtual technologies.

Additionally, during the second quarter, we had a number of positive highlights. In Alaska, we entered into a 112-bed contract to reactivate our Parkview Center. In Tennessee, we were awarded a new statewide contract to establish 19-day reporting program sites with a capacity to serve more than 2,800 participants.

Finally, we’re excited to have begun service delivery under a new five-year contract between our BI subsidiary and ICE for case management and supervision services under the federal government’s alternatives to detention program.

At this time, I’ll turn the call back to George for his closing remarks.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you, Ann. We are incredibly proud of all of our employees whose daily commitment and dedication we believe has allowed our company to mitigate the risks of this unprecedented global pandemic. While our operations as an essential government service provider have continued uninterrupted, the spread of COVID-19 has had a negative impact across several segments of our company. Despite the significant challenges associated with the pandemic, we believe that our earnings and cash flows remain strong, and our business is supported by long-term real estate assets and high-quality contracts entailing essential government services.

We recognize that the current political rhetoric and the mischaracterization of our role as a government services provider has created concerns regarding our future access to capital. While we don’t have any upcoming debt maturities until 2022, we anticipate reducing our quarterly dividend payment in order to preserve capital and focus on paying down debt.

Our new dividend payment level will allow GEO to remain structured as a REIT and will give us sufficient flexibility to sustain our dividend should our cost of debt increase in the future. We believe that remaining a publicly traded REIT will allow us to balance providing value to our shareholders, while also focusing on repaying our debt. We believe the steps we have announced today are consistent with our commitment to enhance long-term value for our shareholders.

That completes our presentation. We would now be glad to address any questions.

Question And Answer Section

Operator

Ladies and gentlemen, we’ll begin the question-and-answer session. [Operator Instructions] And our first question today comes from Joe Gomes from Noble Capital. Please go ahead with your question.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good afternoon. Thanks for taking my questions. I just wanted to kind of focus a little bit here on the guidance for the full year. You tightened up the range a little bit from your previous guidance with the lower end actually now higher than it was previously. Just kind of wanted to get your thought process behind that given some of the additional costs, some of the uncertainty surrounding the declining populations, and the loss of a couple of contracts there, so just kind of wanting to get some more detail on your guys thought process there?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Sure, Joe. This is Brian. So for third quarter I would say we expect a relatively consistent with our performance in the second quarter. What we haven’t assumed in the third quarter as George and I think both mentioned that there have been some better-than-expected cost performance in the second quarter. So we haven’t assumed that that will necessarily continue in the third quarter. It may, but we haven’t taken that into account. So that’s I think the reason you see some ofthe step down from second to third quarter.

And then from third to fourth quarter the main impact there is again assuming that the population continue at their currentlevel, so that there’s no necessarily a return to normalcy or more normalized occupancy levels this year, and then the other piece is the D. Ray James contract expiring at the end of September. And again as we stated in the conference call we have not assumed any positive impact from the three California ICE facility annexes that we’re still hopeful that some or all of those may come on line this year, but it would be later in the year before that would occur.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thanks. And just the follow-up on the ICE facilities. I mean given where ICE populations are today, seeing where we’re going here into the fall with the election [indiscernible] (00:29:23), I guess I’m a little kind of confused as why you guys are being hopeful that there’d be any additions in those facilities this year. I mean, I know there’s nothing factored into your forecast, but I guess I’m a little confused as to why you’re hopeful that there might be some activations on those facilities this year?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I think the answer is that ICE needs beds in the state of California. And the procurement for these beds was done last year and executed in December for opening in the latter part of this year. And we’re hopeful that that will take place.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that. On the dividend, is it – did you guys reduce that to basically the lowest level that you can andstill, qualify under the REIT, or is there still additional room that you could have lowered even further?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, there’s still additional room. I think we looked at it from the perspective of we wanted to, as George mentioned, maintain the REIT status and continue to return a valuable amount to the shareholders, but also focusing on paying down a meaningful amount of debt . And I think that’s the sort of balance or the point where we found that proper balance for us.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Pardon me. And you talked a little bit about you’re going to be looking for some additional cost-saving opportunities and potentially some owned facilities that could be sold. And I was wondering if you might be able to provide a little more color there, is – where you think you might be able to find some of these cost savings. And what facilities are we talking about that you’re thinking that could possibly be sold?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, we have a number of vital assets that we’re working with brokers to market or sell. So, many of them are smaller, but there’s a few that are decent size. So, we’re working on that. And there may be other assets that are in the portfolio that are active that we may look to see if there’s more value transitioning those to other ownership away from us, and the new owner can do what they like with the facility. And then the cost reductions, we’re just as we go through our budgeting process here in the third and fourth quarter, we’ll evaluate both our facility and our corporate structure and determine what types of savings we can get. But we do expect to find some savings there.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And then one last one from me, you didn’t know what a couple of nice contract extensions are wins here. How else does it look the bid pipeline out there – the new business pipeline out there for you guys right now?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I think our most active area is in the international sector. It’s in Australia and the UK right now. I think we’re waiting for state budgets to better solidify as states come to terms with what their revenues will be for the upcoming year, and we think that process will begin towards the latter part of the year. So, we really won’t know anything about new upcoming procurements until early next year in the US.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you for that.

Operator

Our next question comes from Mitra Ramgopal from Sidoti. Please go ahead with your question.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi. Good morning. Thanks for taking the questions. First, I just wanted to come back to the guidance. I sense that most of it was really [ph] out there (00:33:43) tweaking was due to the non-renewal of the BOP contract. But I was just trying to get a sense also, how much did the surge that we are seeing in a number of states played into that?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

When you say the surge. We didn’t really have the surge in occupancies.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Right. And in terms of the surge in states like Florida, Texas, etcetera, how was that impacting the occupancy... [indiscernible]

(00:34:08)

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Oh, the surge, that’s the increase in the number of COVID cases?

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes.

Blake Davis

President, GEO Secure Services, The GEO Group, Inc.

So, yeah, we’ve seen that when we have a community or state that have spiked, we’ve seen an increase in our facility somewhat. But, our measures that we have in place at our facilities are tight and we’re able to control it in a very sound manner. But we haven’t seen tremendous impact because we had those measures in place even before those spikes occurred in those respective state.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

And I think, as we mentioned in the call and I’ll just remind you that, the place where we’ve seen the impact in our occupancy levels has been in our ICE and US Marshals facilities for the reasons that we already stated.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

In the federal facilities rather than the states facilities that we operate.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. No. Thanks for clearing that up. And, Brian, I know you mentioned – you talked about the cost savings that you’re looking to identify. But I think, you also talked earlier about the favorable cost trends you’re seeing. I was just wondering if you can give a little more color on what that entails?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So, some of the areas that we saw cost savings were some in labor and as well as, some lower medical costs. As you’re aware, during the pandemic, there was at least a period where most hospitals shut down their elective procedures, and they weren’t taking those types of appointments and so forth. So, that had some short-term beneficial impact on our facilities because our residents need those types of services as well, and those have been delayed or deferred. So, that’s where we saw some of those savings and that’s why I said we haven’t necessarily carried those savings forward into third and the fourth quarter. They – some of that may materialize or continue, but we haven’t assumed necessarily that that will be the case.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. No, that’s fair. And I’m just wondering, I thought that I’ve seen something about the Department of Homeland Security or, again, ICE awarding you a contract based, I think, it was a 10-year contract effective August 2020. Is that correct?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

That was a rebid of our South Texas detention center, which is in Texas, outside San Antonio, and that was a rebid and we just renewed that contract for a 10-year period. Yeah.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Okay. Perfect. And, again, as it relates to the capital allocation strategy, clearly, debt reduction is a priority right now, while still sustaining the dividend. I don’t know if you have any thoughts, I’m sure you’re aware of your competitor or leading competitors taking a very different approach in terms of how they want to navigate this environment as this relates to access to capital, etcetera, and just any thoughts you have as in terms of the decision to continue as a REIT as opposed to maybe doing something a little different?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I think we had a fairly lengthy discussion at our recent board meeting with the board of directors and the management team. And I think it was concluded that we’re comfortable being a REIT, and we just to make an adjustment in our dividend payment to put more emphasis on debt repayment. But we are comfortable being a REIT, and we have no plans on following Core Civic’s strategy, whatever that ultimate endgame may be.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks again for taking the questions.

Operator

Our next question comes from Nick Jarmoszuk from Stifel. Please go ahead with your question.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Hi, I’m Nick Jarmoszuk I was hoping you could give a little color on the company facilities that are contemplated to be sold. Can you give us a sense for what the gross proceeds could be and then where or how those proceeds are going to be applied?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So, it depends on which facilities. So, we’re looking at some facilities that may be underutilized that we can activate or use with another client that would produce better cash flows. But in the event that we’re not able to do that, I think we’re targeting a range of $30 million to $50 million and mostly to use to repay debt.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Right. So, it’s $30 million to $50 million gross for everything that’s being contemplated?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

No, I would say higher than that. I think we would consider underperforming facilities as well as idle facilities. So, I would put the number in excess of $100 million.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then how can we think about the valuation received versus the book value? Are there going to be impairments or you going to see excess valuation in excess of book?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I think the facilities fall in two buckets. One bucket would be for prospective governmental purchasers who could use the facilities for their intended design and the value on such facilities would be based on replacement value of a comparable facility. The second bucket would be for third-party retail investors that may just be interested in the land, in redevelopment of the land parcel and that would be based on land value.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Okay. And then in terms of the dividend, if I’m doing the math, it looks like $160 million, $163 million going out as REIT dividends and then enough to go back to the prior question. But that’s still a substantial amount of cash flow, given the gross debt that GEO has relative to your publicly traded peer. They’ve got a significantly lower leverage target than GEO. Can you talk about the frequency at which the REIT status can be readdressed by the board and then how we can think about just any changes to the dividend policy and/or the strategic corporate allocation here?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

The REIT question, I think, technically can be addressed, I’m told, at any time. But as I said, we had a pretty thorough discussion about this, subject in our strategy, and I don’t anticipate in this year or in the near future that we will revisit it. I think we’re committed at this time to remaining REIT and continuing our debt repayment strategy.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Okay. So, in terms of the conclusion that the board came out with to remain a REIT, the paying down of $50 million to $100 million of debt annually on a gross figure of 2.4% is not a particularly substantive number to actually delever relative to the $160 million that is being paid out. So, how did the board come to the conclusion that the REIT is a better option as opposed to a C corp?

<A – George Zoley – The GEO Group, Inc.> Well, I don’t know if I can condense all the discussions regarding that. But I think our stock today is undervalued. And following the results of the election on November, I think there will be a rebound in our stock price that will further illustrate the value of staying a REIT. And our assets...

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

So – yeah.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

...in the public marketplace and selling stock as a REIT, I think investors would prefer to invest in a company that’s paying a substantial dividend rather than a company that’s not paying any dividend at all.

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

Yeah, I understand the argument. So, in the event that the election goes the other way and the share price does not rebound, is the REIT election up for debate again?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I don’t think so, because of what I just said that I’m trying to put myself in the shoes of another investor, and I am an investor in this company. So, I am in those shoes. I’d rather invest in a company that’s paying a significant dividend than a company that’s not paying any dividend. Wouldn’t you?

Nicholas Jarmoszuk

Analyst, Stifel, Nicolaus & Co., Inc.

That’s a pretty lengthy discussion for – that we can find, so, we can have offline. I appreciate your thoughts on this and looking forward to seeing additional result. Thank you.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Okay. Thank you.

Operator

And our next question comes from Jordan Sherman from Ranger Global. Please go ahead with your question.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. I apologize if I missed this. Did you set a leverage target as a part of your debt reduction strategy?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, but our leverage target, as we’ve historically said, is I think for 4 to 4.5 times. So, I think that over time with this strategy that we can get to that level, and I think we were reasonably conservative in our assumptions on occupancies and population levels and so forth. So, there’s room for it to be a little better than what we said, but we think this is a sustainable level and will allow for some meaningful reduction in debt.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. Understood. And the level of dividend chosen, how specifically did you arrive at that number?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Again, it was just, as George articulated, looking at our capital needs from a growth CapEx, maintenance CapEx perspective, and targeted amount of debt reduction of $50 million to $100 million a year. This was the level that was supported that level of debt reduction.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. I appreciate it. Maybe I should have asked that in a different way. How is it relate – how does it – relative to your taxable income, where does it now come out? I mean how close is this relative to...

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, no. We’re still above that that number. I don’t know exactly how much, but we’re still above the taxable income number.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Because I’m assuming you are [indiscernible] (00:46:18)

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

You’re talking about the minimum amount that we would have.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right, right. Just I’m wondering where you are relative to the minimum?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. Yeah. We’re still above.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Because I mean still 11 point – so as of yesterday. I know it’s a little lower today, a little higher than it is. It was 11.9 as of yesterday’s close. It was still a very high dividend yield. I’m just wondering if you had more room to cut. That’s all. Got it. Got it. Anyway, the two facilities being closed. I guess the bigger facility, D. Ray James facility, any possible alternative uses that you see on the horizon?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

We will be marketing that facility to federal clients, as well as state clients and out-of-state clients. It’s an excellent facility and it’s in a very good geographic area. So, we’re hopeful of repurposing that facility for another client.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. But nothing sort of identifiable at the moment, specifically identifiable?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Not today.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. Yeah. Fair enough. There was a number of things in the works, and I’m just wondering what the status of that is, like the Alabama RFP?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

There’s two of those types of RFPs. There’s one in Alabama and there’s one in Nebraska. And, I think, there’s only two participants in the Alabama RFP. It’s – and we’re not one of those. We withdrew from that as we discussed previously for various reasons relative to the – some of the requirements in the RFP that we felt were not reasonable in the market.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Understood. Okay.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

And then the Nebraska RFP is really not – it’s very early stages and I don’t think even bids have been submitted. It’s mostly been qualifications that have been submitted.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

But I’m just wondering to your comments about the states and the state budgets, would those issues accelerate the need for these types of facilities and consolidations/potential cost savings or would it – would everything just slow down because they’re, still trying to sort out what the world looks like?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I think they would slow things down because, I think, most states are still operating under their previous – previously approved budget and have not made structural financial changes in their operations or the cost of their operations.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

And the outcome of whether there is going to be government financial support to them.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right. Understood. And then just last on the Hector Garza Center, a pretty small facility overall, so it must be relatively smallish impact, but any other potential use for that?

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

We’re looking at it. It looks pretty marketable. it’s in San Antonio, Texas. It’s in a good area and we’re just getting it on the market, but we have – we think we’ll have a good chance of selling that pretty shortly.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Selling the facility or reusing it for something else? I’m sorry.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

At this part, it’s on the market to be sold.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Understood. Okay. Great. Thank you, guys.

Operator

Our next question comes from Harvey Poppel from Poptech LP. Please go ahead with your question.

Harvey Poppel

Owner, Poptech LP

Okay. Thank you very much. If any of the questions I ask, you’ve answered earlier, I apologize because I had to get on the call a bit late. But looking at the situation that you presented, certainly, a lot of downside which the company had really no way of anticipating at the start of the year. The question is what else could go wrong at this point. In other words, is there the potential for further downside in the business?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

I think there’s far more potential for upside as we would see the economy recover, the pandemic decline, the opening of the Southern border, and getting back to normal particularly with our federal clients.

Harvey Poppel

Owner, Poptech LP

Well, so are you saying that – for example, you have this minimum occupancy payment schedule. Are all the facilities where you have minimum occupancy payments – are you at those minimums or are there some where you haven’t gotten down that level yet?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

It’s somewhere below the minimums.

Harvey Poppel

Owner, Poptech LP

Well, but you’re getting paid for the minimum.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

But we’re getting paid at the minimum.

Harvey Poppel

Owner, Poptech LP

Yeah. But are there some where you haven’t yet – with the occupancy levels haven’t shrunk yet to where you are protected on the minimum?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No. The facilities where we have the occupancy levels where that’s been an issue, as we mentioned earlier, had been ICE and Marshals facilities. And most of those facilities are at or below those occupancy levels. There are a few Marshals facilities that do not have minimum occupancy levels, but I think the population levels that those facilities are at are probably where we would expect them to continue to run. They’ve sort of – during the early stages of the pandemic, those populations came down and I think, for the most part, they’ve stabilized at that sort of level. And as George mentioned earlier, we think the more likely scenario, which we haven’t accounted for in our guidance, is that maybe those populations improved before the end of the year. But we haven’t assumed that.

Harvey Poppel

Owner, Poptech LP

And what percent of the facilities have that – percent looking at it from a revenue point of view, roughly what percent are on minimum of all your facilities or beds, I guess, are on that basis?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

[indiscernible]

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

From our US Corrections or our Secure Services business, which is the biggest piece of the business, probably about 70%.

Harvey Poppel

Owner, Poptech LP

70%. Okay. Good. Now, when you talk about the election or the potential rebound from the election, you’re referring to a potential loosening of immigration policies? Or what is it that – if it were a Democratic sweep, for example, what is it that you see happening in the political scenario that would work in your favor?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, I guess it’s the word uncertainty, which markets and politicians hate. Once there’s certainty as to who is President, what the administration will be like, then there’ll be more clarity as to what the federal agencies’ policies will be particularly regarding immigration and immigration enforcement, particularly along the Southern border which impacts the services of ICE and the Marshals in particular and eventually affects the BOP because the Marshals service is the feeder agency to the BOP. So, it’s a question of clarity as to immigration policy and whether previous policies continue such as the Obama administration or the policies continue such as under the Trump administration.

Harvey Poppel

Owner, Poptech LP

And finally – and again, if you’ve answered this question before, I apologize. It has been of course this [indiscernible] (00:55:21) litigation almost every day, some other firm, ambulance chasing firm announces something. What’s the company’s view on that litigation?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, there’s lots of litigation and it’s becoming novel litigation. I just read a news article today where the State of Colorado is being sued for not paying minimum wage, health and vacation benefits to its inmates. So, that’s the kind of time we’re living through. I consider them nuisance cases that will eventually be resolved in favor of governments and private entities that like ourselves that operate in this space, but they’re time consuming and they have a cost to them.

Harvey Poppel

Owner, Poptech LP

Do you have – again, I apologize if you’ve answered this. Have you set up a reserve for this?

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Well, we set reserves on individual cases based on the merits of the case and what we believe to be the likely outcome on a case-by-case basis.

Harvey Poppel

Owner, Poptech LP

Okay. Thank you very much. Appreciate it.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Thank you.

Our next question comes from Michael Levitin from MidOcean Credit Partners. Please go ahead with your question.

Michael Daniel Levitin

Analyst, MidOcean Credit Fund Management LP

Hi. Thanks for taking the question. You guys talked a little bit about some of the concerns regarding future access to capital. Could you just talk a little bit about how you’re thinking about your next maturity which is in January of 2022? While I realize it’s a year and a half away, but just how you’re thinking about the path from here to there in addressing that maturity?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, as we’ve talked about – I think earlier in the call, we’ve talked quite a bit about the debt reduction strategy and we have a significant liquidity under the revolver. So, I think between the excess cash flows that we intend to apply towards debt reduction and the liquidity under the revolver, we can easily steer through that first maturity and probably still even have some room to deal with the 2023 maturities.

So, if the market improves or some other source of capital opens up that seems reasonably priced, then we can access that. Otherwise, I think we can deal with that on our own without going to the capital markets if we don’t need to.

Michael Daniel Levitin

Analyst, MidOcean Credit Fund Management LP

Okay. Great. Thanks very much.

Operator

And, ladies and gentlemen, with that, we’ll end today’s question-and-answer session. I’d like to turn the conference call back over to George Zoley for our closing remarks.

George C. Zoley

Chairman, Chief Executive Officer & Founder, The GEO Group, Inc.

Okay. Thank you, everyone, for participating on this call. We look forward to addressing you on the next call.

Operator

Ladies and gentlemen, that does conclude today’s conference call. We do thank you for joining. You may now disconnect your lines.